Exhibit 32
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                CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Nestor, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, William
B. Danzell, President and Chief Executive Officer of the Company, and Nigel P. Hebborn, Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1)  The Report fully complies with the  requirements of section 13(a) or15
          (d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company



November 14, 2003

/s/ William B. Danzell
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William B. Danzell, President and Chief Executive Officer




November 14, 2003

/s/ Nigel P. Hebborn
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Nigel P. Hebborn, Treasurer and Chief Financial Officer




A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO NESTOR, INC. AND WILL BE RETAINED BY NESTOR, INC. AND FURNISHED TO THE SECURITES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST